UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GLOBALSCAPE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

May 1, 2008

Dear Stockholders:

You are cordially invited to attend our 2008 Annual Meeting of Stockholders to be held on June 5, 2008, at 9:00 a.m., local time, at GlobalSCAPE’s new office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249.

Information about the meeting and the matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow.  Also included is a Proxy Card and postage pre-paid envelope.

It is important that your shares be represented at the Annual Meeting.  Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,

Kelly E. Simmons
President, Chief Financial Officer and Secretary

GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 5, 2008

To the Stockholders of GlobalSCAPE, Inc.:

The 2008 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s new office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on June 5, 2008, at 9:00 a.m., local time, for the following purposes:

1.     To elect a Director to serve for a term of three years.  The Board of Directors has nominated David Mann for election;

2.     To ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

3.     To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Company’s Board of Directors has fixed the close of business on April 14, 2008 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.  NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND, IF YOU ATTEND THE ANNUAL MEETING YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors,

Kelly E. Simmons
May 1, 2008	President, Chief Financial Officer and
Secretary
San Antonio, Texas

GlobalSCAPE, Inc.

Proxy Statement

For

Annual Meeting of Stockholders

To Be Held Thursday, June 5, 2008

PRINCIPAL AUDITOR FEES AND SERVICES	26

AUDIT COMMITTEE PRE-APPROVAL POLICY	27

AUDIT COMMITTEE REPORT	27

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	28

AVAILABLE INFORMATION	28

OTHER MATTERS	29

PROXY STATEMENT

This Proxy Statement and Proxy Card are furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2008 Annual Meeting of Stockholders.  This Proxy Statement and Proxy Card are first being mailed to stockholders on or about May 1, 2008 together with GlobalSCAPE’s Annual Report on Form 10-K.

Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2008 Annual Meeting of Stockholders will be held at 9:00 a.m., local time, on June 5, 2008, at GlobalSCAPE’s new office at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249.  GlobalSCAPE’s office is located between N. Loop 1604 and Huebner Road.  If you need directions to our office, please call Mark Alvarado at (210) 308-8267, ext. 101.

Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on April 14, 2008 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting.  As of the record date, there were 17,190,704 shares of GlobalSCAPE common stock outstanding, which were held by approximately 2,349 holders of record.  Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting.  If you attend the meeting in person or sign and return the enclosed Proxy Card, your shares will be counted as present at the meeting.  Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting.  Non-votes occur when a proxy:

•      is returned by a broker or other stockholder who does not have authority to vote;

•      does not give authority to a proxy to vote; or

•      withholds authority to vote on one or more proposals.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Attendance and Voting by Proxy

If you are unable or do not wish to attend the annual meeting and vote your shares in person, you may complete and sign the enclosed Proxy Card.  Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting.  By signing and returning the Proxy Card, you appoint Thomas W. Brown and Kelly E. Simmons, and each of them, to attend the meeting and vote your shares in your place.  All valid unrevoked proxies will be voted as directed.  If you sign and return your Proxy Card without making any direction as to how your shares are to be voted, the representative will vote your shares in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

If any matters other than those addressed on the Proxy Card are properly presented for action at the annual meeting, the persons named in the Proxy Card will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.

We have enclosed a postage-prepaid envelope for your convenience in returning the Proxy Card.

Deadline for Voting by Proxy

Your signed Proxy Card must be received before the annual meeting to be counted at the annual meeting.

Revocation of Proxy

You may revoke your proxy at any time prior to the annual meeting by sending either a notice of revocation or a later-dated Proxy Card to GlobalSCAPE’s Secretary.  If you mail a Proxy Card, but decide to vote your shares in person at the annual meeting, you may request that your proxy be revoked at the annual meeting.  Attendance at the meeting will not by itself revoke a proxy.  You must affirmatively request that your proxy be revoked.

Number of Votes Required to Approve Proposals

Proposal One, Election of Directors.  Our Amended and Restated Bylaws provide that Directors shall be elected by plurality vote at the annual meeting of stockholders. Therefore, the nominee who receives the most votes will be elected.  As of the mailing date of this Proxy Statement, no nominees for Director had been submitted other than the individual nominated by GlobalSCAPE’s Board of Directors.  Therefore, provided there is a quorum at the meeting, and there are any votes in favor of the election of this individual, he will be elected to the Board of Directors.  Shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the voting outcome with respect to the election of Directors.

Proposal Two, Ratification of Selection of PMB Helin Donovan, LLP as Independent Registered Public Accounting Firm.  This proposal must receive the affirmative vote of the holders of a majority of the shares of GlobalSCAPE common stock represented and voting at the meeting.  If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted against this proposal.  If you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you, but this will have no effect on the proposal because shares for which brokers are not able to vote will not be considered as voting at the annual meeting for purposes of ratifying the selection of our independent registered public accounting firm.

Solicitation of Proxies

Proxies will be solicited by mail.  Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers and employees of GlobalSCAPE.  Directors, officers and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses.  GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners.  GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians and other persons for their reasonable out-of-pocket expenses in doing so.  GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE
ELECTION OF DIRECTORS

GlobalSCAPE’s Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders.  At this year’s meeting, one Class II director is to be elected for a term of three years, to hold office until the expiration of his term in 2011, or until a successor shall have been elected and shall have qualified.  The nominee for the Class II director is David L. Mann.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The enclosed form of proxy provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for director.  In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominee to the Board of Directors.

The following table sets forth the name and age of the nominee as of the mailing date of this Proxy Statement, the principal occupation of the nominee during the past five years, and the year he began serving as a director of GlobalSCAPE:

Name	Age

David L. Mann	58

Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A. For the past twenty years, he has worked exclusively in the San Antonio, Texas market. Mr. Mann currently serves as a member of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002.

Assuming the presence of a quorum, the nominee for director who receives the most votes will be elected.  The enclosed form of Proxy Card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a Proxy Card, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominee for director.  Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUAL NOMINATED ABOVE AS DIRECTOR.

Directors with Terms Expiring in 2009 and 2010

The following table sets forth the name and age of each director as of the mailing date of this Proxy Statement other than Mr. Mann, the principal occupation of each director during the past five years and the year each began serving as a director of GlobalSCAPE.

Name	Age

Thomas W. Brown	65

Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995.  He entered the securities brokerage business in 1967 after receiving an M.B.A. from Southern Methodist University.  In recent years, he has also been involved in the real estate development business in San Antonio in addition to stock and bond investments.  Mr. Brown currently serves as a member and Chairman of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002.  Mr. Brown’s term as a director of GlobalSCAPE expires in 2009.

Name	Age

Frank M. Morgan	59

Since 2005, Mr. Morgan has served as the Vice President and General Manager of the Information Systems Department, Intelligence Solutions Division, of L-3 Communications Services Group, managing offices in Reston, Virginia, Colorado Springs, Colorado, and San Antonio, Texas.  He held a similar position with Titan Corporation from 2001 to 2005 before its acquisition by L-3. From 1996 to 2001, Mr. Morgan worked for BTG, Inc. (acquired by Titan Corp.), a publicly traded software development company and computer security product value added reseller.  As Vice President of federal sales, Mr. Morgan was responsible for marketing this product across the federal government.  Mr. Morgan spent 26 years in the Air Force, retiring in 1996 as a Colonel.  His assignments included three tours at the Pentagon in both operations and acquisitions.  He holds a B.S. in Aeronautical Engineering from the Air Force Academy, a M.S. in Human Resources Management from the University of Utah, and a M.S. in National Security and Strategic Studies from the Naval War College.  Mr. Morgan’s term as a director of GlobalSCAPE expires in 2010.

Charles R. Poole	65

Mr. Poole served as GlobalSCAPE’s President from February 2004 until March 2008.  Mr. Poole currently serves as a director of GlobalSCAPE and has served in such capacity since February 2004.  From September 2003 until February 2004, he served as GlobalSCAPE’s Vice President of Sales and Marketing.  Mr. Poole has over twenty years of experience in senior management and sales with telecommunications companies, most recently as the President of GlobalSCAPE’s former parent company, ATSI Communications, Inc., from 1998 – 2001.  Mr. Poole served as a Senior Vice President for A+ Communications, responsible for paging, cellular and telemessaging sales from 1995 – 1997, as General Manager of American Paging, Texas from 1994 – 1995, as a Division Manager of Data Documents, Inc. of Omaha, Nebraska from 1992 – 1994, as President of GeoCom Partners, a satellite-based telecommunications company from 1989 – 1992, as Senior Vice President of MobileComm (a BellSouth Company) from 1984-1989, and as Regional Vice President of Burroughs Corp (now Unisys) from 1966-1984.  Mr. Poole’s term as a director of GlobalSCAPE expires in 2009.

Phillip M. Renfro	62

Mr. Renfro is a retired partner of the law firm of Fulbright and Jaworski, L.L.P., where from 1983 to 2005, he was division head of the Corporate, Business and Banking Section in the firm’s San Antonio, Texas office.  Prior to his career in corporate law, from 1980 to 1983, he was President and CEO of Resco International, Inc., an oil field service company.  He currently serves on the board of Enzon Pharmaceuticals, Inc., Bridgeport, New Jersey.  Mr. Renfro’s term as a director of GlobalSCAPE expires in 2010.

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of the mailing date of this Proxy Statement and the principal occupation of each executive officer during the past five years.

Name	Age	Position

Kelly E. Simmons	53	Chief Financial Officer

Mr. Simmons serves as GlobalSCAPE’s interim President and Chief Financial Officer.  He joined GlobalSCAPE as its CFO in September 2007 and was named interim President in March 2008. He is a Texas CPA and has over 27 years experience in financial management including accounting, SEC reporting, mergers and

Name	Age	Position

acquisitions, information systems, and investor relations.  From 1988 to 2000, Mr. Simmons held various positions, including CFO, with two affiliated public companies, US Long Distance and Billing Concepts which grew from revenues of $2 million in 1988 to over $500 million in 1999 with over 1,200 employees.  Before joining GlobalSCAPE, he was CFO of Sino Swearingen Aircraft Corporation, a manufacturer of light business jets. Mr. Simmons holds a B.S. degree in Finance from Louisiana State University.

Jeffrey Gehring	52	Vice President of Sales

Mr. Gehring serves as GlobalSCAPE’s Vice President of Sales and has been with GlobalSCAPE since November 2004 in that capacity. Mr. Gehring is responsible for GlobalSCAPE’s inbound sales, corporate sales and the reseller program. Mr. Gehring was employed by Nextel Partners as Director of Sales in 2004, where he coordinated sales across the country. From 2003 to 2004, Mr. Gehring was Sales Manager for GlobalSCAPE, performing the duties he presently holds. From 2002 to 2003, Mr. Gehring was a principal in a start up business, ConnectOne Telecom, where he got the business off the ground from the organizational stage to operations. Prior to 2002, Mr. Gehring was Director of Sales and Marketing at UDP, a telecommunications billing, order management and customer service software company. In addition to his UDP experience, he has more than 20 years of operational and sales management experience in large and medium-sized businesses, including Unisys, Bell South and Metrocall. His experience includes strategic planning and implementation for companies that require rapid growth, as well as establishing processes and policies that foster world-class sales organizations.

Gregory Hoffer	36	Vice President and Chief Technology Officer

Mr. Hoffer serves as Vice President and Chief Technology Officer and has been employed by GlobalSCAPE since May 2000. Mr. Hoffer is responsible for overseeing all software development and Web development at GlobalSCAPE. Before joining GlobalSCAPE, Mr. Hoffer held software development positions at the consulting firm of Marotz, Inc. Prior to that, Mr. Hoffer managed the IT department and was head of the computer science department at Saint Mary’s Hall, a private school in San Antonio, Texas. Mr. Hoffer received a bachelor’s degree in computer science from Trinity University and is pursuing his master’s degree in computer science.

Douglas Conyers	32	Vice President of WAFS Products

Mr. Conyers serves as Vice President of WAFS Products and has been employed by GlobalSCAPE since March 2007. Mr. Conyers is responsible for total customer satisfaction as they look to enhance and customize GlobalSCAPE solutions based on their company’s requirements. Prior to joining GlobalSCAPE, he held positions as Chief Architect, Director of Systems Engineering and Senior Software Engineer for SecureLogix Corp., an information security company. Previous to that, he held software engineering positions with both the Southwest Research Institute and Paradigm Simulations. Conyers has a B.S. in Computer Science from Trinity University.

Name	Age	Position

Timothy J. Barton	44	Vice President of Server Products

Mr. Barton serves as GlobalSCAPE’s Vice President of Server Products. He is responsible for coordinating the product manager’s ideas and specifications with engineering and insuring performance of quality assurance on completed products. Prior to joining GlobalSCAPE in March 2006, Mr. Barton served as Chief Architect of Secure Logix Corporation, an information security company, where he was responsible for requirements definition and product design. Mr. Barton was employed by Secure Logix from 1998 to 2006 and held positions of Director of Software Engineering and ETM Development Manager prior to becoming Chief Architect in 2005. Prior to Secure Logix, Mr. Barton held positions as Research Analyst and Senior Research Analyst at Southwest Research Institute where he developed software for the US Military and NASA. Mr. Barton holds a B.S. in Computer Science from Slippery Rock University

K. Earl Posey	65	Vice President of Investor Relations/ Business Operations

Mr. Posey serves as GlobalSCAPE’s Vice President of Investor Relations/Business Operations. Mr. Posey is responsible for locating technologies, partners and/or companies that fit within GlobalSCAPE’s strategies and developing relationships that will grow GlobalSCAPE’s business. Prior to joining GlobalSCAPE in January of 2006, he was Vice-President of Administration for ATSI, Inc. an international telecommunications company located in San Antonio, from 2000 to 2003. During 2004 and 2005, he was the Senior Principal and founder for Gossyppia Partners, a management consulting firm specializing in development of strategic management plans for corporations. Mr. Posey did his graduate and post graduate work at Vanderbilt University.

Meeting Attendance

During the fiscal year ended December 31, 2007, the Board of Directors held nine meetings and acted by written consent four times.  Separate from the full Board of Directors’ Meetings, there were two Audit Committee meetings, two Compensation Committee meetings and one Nominating and Governance Committee meeting.  During 2007, each director attended at least 75% of all Board and applicable Committee meetings.  During 2007, our directors, other than Mr. Poole, received compensation for service to GlobalSCAPE as a director.  See “Executive Compensation – Compensation of Directors.”  Directors also received reimbursement of travel expenses to attend meetings of the Board of Directors.  GlobalSCAPE encourages, but does not require, directors to attend the annual meeting of stockholders.  At GlobalSCAPE’s 2007 Annual Meeting, all members of the Board were present.

Board Independence

A majority of the members of the Board of Directors, as well as all members of the Audit, Compensation, and Nominating and Governance Committees, are “independent,” as currently defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange.

Committees of the Board of Directors

GlobalSCAPE has standing Audit, Compensation, and Nominating and Governance Committees.

The Audit Committee is a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee, which consists of Messers. Mann, Morgan and Renfro, met twice during 2007. The Board has determined that Mr. Renfro, as defined by SEC rules, is an audit committee financial expert and he serves as the Audit Committee Chairman.  The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the production of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs.  The Audit Committee Report, which begins on page 28, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee, which consists of Messers. Mann, Morgan and Renfro, met twice during 2007.  The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s executive officers.  The Compensation Committee submits its decisions regarding executive compensation to the independent members of the Board for approval.  In the first quarter of each year,  the chief executive officer submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself.  The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the chief executive officer’s base salary, bonus and equity incentives.  The agenda for meetings of the Compensation Committee is determined by its Chairman, Mr. Mann. Compensation Committee meetings are regularly attended by the chief executive officer.  At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with the chief executive officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third party consultant to review the policies and procedures with respect to executive compensation. The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee, which consists of Messers. Mann, Morgan and Renfro, met once during 2007. The primary function of the Nominating and Governance Committee is to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

Each of the Board’s committees has a written charter, and copies of the charters are available for review on the Company’s website at www.globalscape.com.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics which applies to all of its employees, including the President and Chief Executive Officer and its Chief Financial Officer.  This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers and employees.  A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com.  Additionally, should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o The Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Nominating and Governance Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the

Board.  All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a Director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates.  The Nominating and Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance.  Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified.  The Nominating and Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source.  When current Board members are considered for nomination for reelection, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating and Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders, for possible nomination.  Stockholders wishing to make such a recommendation may do so by sending the following information to the Nominating and Governance Committee, c/o Corporate Secretary at the address listed above:  (1) name of the candidate with brief biographical information and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.  Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws.  These provisions are summarized under “Stockholder Proposals to be Presented At Next Annual Meeting” on page 3 of this document.

The Nominating and Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation.  The Nominating and Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2008 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

Messers. Morgan, Mann and Renfro served on the Compensation Committee during 2007.  No member of the Compensation Committee was at any time during 2007 or at any other time an officer or employee of GlobalSCAPE and no member had any relationship with GlobalSCAPE requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis, with the following exceptions:

•      Thomas Brown filed a Form 4 on July 3, 2007, which included untimely reporting of his receipt of a stock option grant on June 1, 2007.

•      David Mann filed a Form 4 on July 3, 2007, which included untimely reporting of his receipt of a stock option grant on June 1, 2007.

•      Philip Renfro filed a Form 4 on July 3, 2007, which included untimely reporting of his receipt of a stock option grant on June 1, 2007.

•      Frank Morgan filed a Form 4 on July 3, 2007, which included untimely reporting of his receipt of a stock option grant on June 1, 2007.

•      Charles R. Poole filed a Form 4 on November 2, 2007, which included untimely reporting of his exercise of stock options on October 22, 2007.

•      Greg Hoffer filed a Form 4 on November 19, 2007, which included untimely reporting of the exercise of stock options by his wife on September 17, 2007.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 14, 2008 by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of GlobalSCAPE, (iii) the President, (iv) each of the named executive officers of GlobalSCAPE and (v) all executive officers and directors of GlobalSCAPE as a group.

	As of April 14, 2007
Name of Beneficial Owner	Number of Shares (1)		Percentage of Class

Thomas W. Brown, Director 2511 N. Loop 1604, Suite 203 San Antonio, TX 78258	5,825,583	(2)	33.85%

David L. Mann, Director 150 N. Loop 1604 East, Suite 202 San Antonio, TX 78258	1,926,000	(4)	11.19%

Charles R. Poole, Director President & CEO 6000 Northwest Parkway, Suite 100 San Antonio, Texas 78249	442,666	(3)	2.55%

Kelly E. Simmons, Chief Financial Officer 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	10,000		*

Philip M. Renfro, Director 28210 Steeple Chase Lane Fair Oaks Ranch, Texas 78015	30,000	(4)	*

Frank M. Morgan, Director 6100 Bandera Road, Suite 808 San Antonio, TX 78238	20,000	(4)	*

Jeffrey Gehring, Vice President of Sales 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	100,000	(5)	*

K. Earl Posey, Vice President of Investor Relations/Business Operations 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	66,667	(6)	*

Timothy J. Barton, Vice President of Server Products 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	66,667	(6)	*

Gregory Hoffer, Vice President and Chief Technology Officer 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	96,083	(7)	*

Douglas Conyers, Vice President of WAFS Products 6000 Northwest Parkway, Suite 100 San Antonio, TX 78249	33,333	(8)	*

	As of April 14, 2007
Name of Beneficial Owner	Number of Shares (1)		Percentage of Class
Michael A. Roth	1,118,668	(9)	6.51%

Brian J. Stark	1,118,668	(9)	6.51%

All directors and executive officers as a group (11 persons)	8,616,999		48.33%

* Denotes ownership of less than 1%.

(1)           To the knowledge of GlobalSCAPE, each stockholder named in the table has sole voting and investment power with respect to all shares of GlobalSCAPE common stock shown as beneficially owned by such stockholder unless otherwise stated. Shares of GlobalSCAPE common stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such stockholder but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other stockholder.

(2)           Includes 20,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.  Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.

(3)           Includes 200,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(4)           Includes 20,000 shares issuable upon exercise of presently exercisable options.

(5)           Includes 100,000 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(6)           Includes 66,667 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(7)           Includes 93,333 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(8)           Includes 33,333 shares issuable upon exercise of presently exercisable options or options exercisable within 60 days.

(9)           Does not include 480,000 shares issuable upon exercise of warrants issued in connection with the securities purchase agreement which are subject to exercise caps that preclude the holder from utilizing its exercise rights to the extent that it would beneficially own in excess of 4.99% and 9.99% of the common stock.  Michael A. Roth and Brian J. Stark are the Managing Members of Stark Offshore Management, LLC, which acts as the investment manager and has the sole power to direct the management of SF Capital Partners, Ltd.  Through Stark Offshore, Messers. Roth and Stark possess voting and dispositive power over all of the shares.  Messers. Roth and Stark disclaim beneficial ownership of all of such shares.  The address of SF Capital Partners, Ltd. is: c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2007.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,732,828	$1.94	2,427,172
TOTAL	1,732,828	$1.94	2,427,172

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions in 2007

Robert Langenbahn, who is one of our Business Development Managers, earned $419,496 in base salary and commissions in 2007.  Mr. Langenbahn is the son-in law of Thomas W. Brown, our Chairman of the Board. Mr. Langenbahn’s compensation plan is the same as all other GlobalSCAPE employees who hold a similar position.

Policy Related to Related Person Transactions

In March 2007, our Board of Directors adopted a formal written related person transaction approval policy, which sets out GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related person transactions”.  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

•                  payment of compensation by GlobalSCAPE to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•                  transactions available to all employees or all stockholders on the same terms;

•                  purchases of supplies from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC; and

•                  transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

Our Audit Committee is to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the audit committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•      whether the terms are fair to GlobalSCAPE;

•      whether the transaction is material to GlobalSCAPE;

•      the role the related person has played in arranging the related person transaction;

•      the structure of the related person transaction; and

•      the interest of all related persons in the related person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon GlobalSCAPE and the related person following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our management through a combination of base salary, incentive bonuses and long-term equity based awards in the form of stock options which is designed to be competitive with those of a group of companies which we have selected for comparative purposes in order to attract and retain our executive officers while also creating incentives which will align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the Summary Compensation Table below, whom we sometimes refer to as our named executive officers or NEOs, and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers including the chief executive officer, chief financial officer and the other NEOs.  The Committee’s membership is determined by the Board of Directors and is composed of three non-management directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion. During 2007, the Committee did not delegate any of its responsibilities.

The Committee periodically approves and adopts, or makes recommendations to the Board for, GlobalSCAPE’s compensation decisions (including the approval of grants of stock options to our named executive officers).  In the first quarter of each year, the chief executive officer, submits his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual and company performance and his subjective judgment regarding each executive officer’s salary and long-term equity incentives, for each executive officer except himself, to the Compensation Committee.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, bonuses, long-term equity incentives, the dollar value to the executive and cost to GlobalSCAPE of all perquisites and all severance and change of control arrangements.  Based on this review, the Compensation Committee determined that the compensation paid to our executive officers reflected our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of GlobalSCAPE’s annual, incentive and long-term compensation plans is that our compensation system should be designed to attract and retain talented executives while also creating incentives which reward performance and align the interests of our NEOs with those of GlobalSCAPE’s stockholders.  Key elements of this philosophy are:

•                   Establishing base salaries which are competitive with the companies in our comparative group, within GlobalSCAPE’s budgetary constraints and commensurate with GlobalSCAPE’s salary structure.

•                   Rewarding our NEOs for outstanding company-wide performance as reflected by financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition.

•                   Providing equity-based incentives for our NEOs to ensure that they are motivated over the long-term to respond to GlobalSCAPE’s business challenges and opportunities as owners rather than just as employees.

Attracting and Retaining Executive Talent.

As a small company, we recognize that while we must pay salaries which help us to attract and retain talented executives who will help our company grow, we must do so within budgetary constraints. As a result, we generally set our base salaries at a level which is at the 25th percentile relative to a comparison group consisting of a list of San Antonio-based companies with a similar number of employees maintained by Salary.com. Salary.com is a national compensation benchmark subscription service with over 7,000 subscribers consisting of over 10 million employees that offer real time survey information on general industry positions that can be searched by revenue and company size.  We use this list because we believe that it provides us with a useful starting place in setting initial base salaries for our NEOs and we have chosen the 25th percentile because we believe it is reflective of our small size and budgetary constraints.  With respect to new NEOs, we take into account their prior base salary and annual cash incentives, as well as the contribution expected to be made by the new executive officer, our business needs and the role of the new NEO with GlobalSCAPE.  Annual adjustments are made based upon a “raise pool” which is subjectively determined by our chief executive officer and approved by the Compensation Committee.

Rewarding Performance.

We reward outstanding performance with cash bonuses which are based on financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition. For more information on our bonus program, see the discussion below under “—Elements of Executive Compensation—Incentive Compensation.”

Aligning Executive and Stockholder Interests.

We believe that equity-based compensation provides an incentive to our NEOs to build value for our Company over the long-term and aligns the interests of our NEOs and stockholders.  We use stock options because we believe that options will generate value to the recipient only if our stock price increases during the term of the option.  The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change of control.  We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest.

Elements of Executive Compensation

The compensation currently paid to GlobalSCAPE’s executive officers consists of three core elements: base salary, bonuses under a performance-based, non-equity incentive plan and stock option awards granted pursuant to our 2000 Employee Long-Term Equity Incentive Plan, which we refer to as the 2000 Employee Plan, plus other employee benefits generally available to all employees of GlobalSCAPE.  We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints and also creating cash incentives which reward company-wide and individual performance and aligning the interests of our named executive officers with those of GlobalSCAPE’s stockholders by providing the named executive officers equity-based incentives to ensure motivation over the long-term.  We view the three core elements of compensation as related but distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation; however, we do consider the age, tenure and seniority of each named executive officer in making compensation decisions.

GlobalSCAPE does not have any deferred compensation programs, other than for Mr. Poole, who retired in March 2008, or supplemental executive retirement plans and no perquisites are provided to GlobalSCAPE’s executive officers that are not otherwise available to all employees of GlobalSCAPE, and no perquisites are valued in excess of $10,000 per employee.

Base Salary.  In determining base salaries for the named executive officers of GlobalSCAPE, we aim to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals while remaining within our budgetary constraints.  We review the salary structure of GlobalSCAPE on an annual basis to ensure our competitiveness at the 25th percentile level.

The base salaries paid to our NEOs in 2007 are set forth below in the Summary Compensation Table.  For 2007, base salary cash compensation was $716,261 with our CEO receiving $187,049.  We believe that the salaries paid achieved our objectives.

Base salaries are adjusted on an annual basis.  During the fourth quarter of each year, our chief executive officer subjectively determines a “raise pool” for the other NEOs and submits this amount to the Compensation Committee for its approval.  For 2007, the “raise pool” was a 4.5% increase over the base salary levels in 2006 and in 2008 the “raise pool” is 5%.  Among the factors considered by the chief executive officer are the achievement of established financial goals for sales revenue and net income.  Raises for Mr. Poole, our recently retired CEO, were governed by the terms of his employment agreement.  Mr. Poole’s employment agreement provided for annual raises of $25,000 on each anniversary of Mr. Poole’s employment agreement (July 1 of each year during the term).  The full amount of these increases is deposited into a deferred payment account for Mr. Poole.  For more information on Mr. Poole’s employment agreement, see “—Employment Agreements and Potential Payments upon Termination or Change in Control.”

Incentive Compensation.  GlobalSCAPE’s current bonus plan was adopted by our Board of Directors in 2005.  The purpose of the bonus plan is to create financial incentives for our named executive officers that are tied directly to financial or other goals that best reflect their respective duties and responsibilities or the achievement of certain goals determined at the time the NEO was hired.  The Compensation Committee may, at its discretion, increase or decrease bonuses, but did not do so in 2007.

Mr. Poole. Under his employment agreement, Mr. Poole was paid a bonus equal to 2% of our net income. We believe that this formula best reflected Mr. Poole’s duties and responsibilities as our CEO since it includes both a reflection of  sales revenue, which we believe is the best measure of our ability to continue growing our business, and whether we are properly managing our business by containing costs.

Mr. Gehring. Mr. Gehring’s bonus is based upon the achievement of certain revenue goals and the amount of sales dollars collected which we believe are the best measures of his performance in his role as Vice President of Sales. Bonuses are paid if more than 80% of the target sales quotas are achieved.  The amount of the bonus is $5,000 if 100% of the sales quotas are met and a multiplier of 2 is used for each percentage point above or below 100%.  For example, if 106% of the sale quota is attained, the bonus is equal to $5,600 (5,000 times 1.12) or if 84% of the sales quota is attained, the bonus is equal to $3,400 (5,000 times 0.68).  The quarterly sales quotas in 2007 were:

Quarter	Quota	Amount of Bonus	Actual Percentage
1	$3,200,000	$0	73%
2	3,506,790	3,170	82%
3	3,691,752	3,973	90%
4	2,955,000	5,868	109%

Additionally Mr. Gehring received 2% of collected sales by all sales persons for all non-internet sales (except for sales of Cascade Server).  Mr. Gehring received a bonus of $242,253 on collected sales of over $12 million. In 2008, Mr. Gehring is eligible to receive incentive compensation equal to 1% of direct sales, with the exception of renewed maintenance and service contracts, plus quarterly bonuses of $10,000 upon the achievement of certain financial goals and personal goals assigned by the chief executive officer.

Mr. Schneider. At the time he was hired in 2006, Mr. Schneider, who was our chief financial officer until September 2007, and the Board agreed that he would receive bonus payments, if any, based upon the successful closing of an acquisition ($7,500), the completion of a securities offering ($15,000) and the achievement of the listing of our common stock on a national securities exchange ($30,000). In 2007, Mr. Schneider earned a bonus of $30,000 for completing the listing of the Company’s stock on the American Stock Exchange.

Mr. Barton. Mr. Barton received a discretionary bonus of $3,300 in 2007 awarded by the CEO. In 2008, Mr. Barton is eligible to receive quarterly bonuses of $10,000 upon the achievement of certain financial goals and personal goals assigned by the CEO.

Mr. Simmons.  Mr. Simmons was not eligible to receive a bonus in 2007.  In 2008, Mr. Simmons is eligible to receive quarterly bonuses of $10,000 upon the achievement of certain financial goals and personal goals assigned by Mr. Poole in January 2008.

Long-Term Equity Incentive Plan.  GlobalSCAPE’s 2000 Employee Plan, which was approved by our stockholders in 2000, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our named executive officers, as well as to all employees of GlobalSCAPE. A total of 3,660,000 shares of common stock are reserved for issuance under this plan.  We use stock options as a form of long-term compensation because we believe that stock options motivate our executive officers to exert their best efforts on behalf of our stockholders and align the interests of our named executive officers with our stockholders.  Vesting is accelerated in certain events described under “— Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of GlobalSCAPE, which can be accomplished by aligning the long-term interests of the executive officers with those of the shareholders by providing the executive officers an opportunity to acquire an equity interest in GlobalSCAPE.  All grants are made with an exercise price equal to the closing price of our common stock on the date of grant.  Each of our NEOs was granted options to purchase shares which vest over three years from his hiring date.  Each is eligible to receive new grants at the discretion of the Compensation Committee, but not less often than every 24 months.  The amount of additional grants may be up to an additional 100,000 options with the exact number determined at the Compensation Committee’s and the Board’s discretion, and based upon input from the CEO.  We do not time stock option grants in coordination with the release of material non-public information.

Other Employee Benefits.   GlobalSCAPE’s executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees.  GlobalSCAPE’s executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees.  GlobalSCAPE’s Board of Directors, at its sole discretion, may authorize GlobalSCAPE to match (in part or in whole) the contributions of each employee to the 401(k) plan during a given year; GlobalSCAPE contributions may be in the form of cash, shares of common stock or a combination of both.

Compensation Committee Report

The Compensation Committee of GlobalSCAPE has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee, which consists of the following directors:

David L. Mann, Chairman

Frank M. Morgan

Phillip M. Renfro

Summary Compensation Table

The following table sets forth a summary of compensation for the fiscal years ended December 31, 2006 and 2007 that GlobalSCAPE paid to each of its named executive officers.

Name and Principal Position	Year	Salary ($)(1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)		Total ($)
Charles R. Poole, Former	2007	187,049	(3)(4)	34,296	108,752	5,380	(5)	335,477
President and Chief Executive Officer	2006	162,512	(3)(4)	33,834	55,099	2,829	(5)	254,274
Jeff Gehring, Vice President of Sales	2007	74,806		3,529	255,264			333,599
	2006	70,000		4,237	165,659			235,985
Bernard Schneider Former Chief	2007	136,415		105,959	30,000			272,374
Financial Officer and Treasurer	2006	72,917		57,181	22,500			152,598
Ellen Ohlenbusch, Former Vice	2007	141,231		88,675	9,600			239,506
President of Marketing	2006
Tim Barton, Vice President of Server	2007	136,375		69,441	3,300			209,116
Products	2006	108,330		62,497	—			170,827
Kelly E. Simmons, President, Chief	2007	40,385		82,834	—			123,219
Financial Officer and Treasurer	2006	—		—	—	—		—

(1)	The amounts in this column include any salary contributed by the named executive officer to GlobalSCAPE’s 401(k) plan.

(2)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007 in accordance with FAS 123R, for options granted to the named executive officer and includes amounts from awards granted in years prior to 2006. See notes 1 and 9 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2008 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy.

(3)	Includes $59,220 in 2006 and $62,048 in 2007 in deferred compensation paid to Mr. Poole pursuant to his employment agreement.

(4)	Reflects amount payable pursuant to Mr. Poole’s employment agreement.

(5)	Reflects earnings (interest) on amounts deferred pursuant to Mr. Poole’s employment agreement.

Grants of Plan-Based Awards

The following table provides information with regard to potential cash bonuses paid or payable in 2007 under our performance-based, non-equity incentive plan, and with regard to each stock option granted to each named executive officer during 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Options	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Options (#)		Awards ($ /Share)	and Option Awards ($)(1)
Charles R. Poole (2)	n/a	—	29,000	(3)	n/a	(5)	—		—	—
Jeff Gehring	6/13/2007	—	30,000	(3)	n/a	(5)	—		—	—
Bernard Schneider	6/13/2007	—	30,000	(4)	—		—		—	—
Ellen Ohlenbusch	n/a	—	—		—		—		—	—
Tim Barton	n/a	—	—		—		—		—	—
Kelly E. Simmons	9/17/2007	—	—		—		150,000	(6)	4.25	497,004

(1)

Reflects the grant date fair value of the awards computed in accordance with FAS 123R. See notes 1 and 9 to the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2008 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy.

(2)	Mr. Poole’s bonus was determined under the terms of his employment agreement which provided that he receive a bonus equal to 2% of GlobalSCAPE’s net income.

(3)

Because the amount of this payment was not determinable on the date of grant, the amount included is a representative amount which equals the amount that the named executive officer would have been granted in 2007 based on GlobalSCAPE’s 2006 results of operations.

(4)

Because the amount of this payment was not determinable on the date of grant and is based upon the occurrence of three defined events (acquisition closings, completion of a securities offering and the achievement of the listing of our common stock on a national securities exchange), the amount included is a representative amount which equals the amount based upon the Board’s expectation at the time Mr. Schneider was hired in 2006. Based on events that did occur in 2007, Mr. Schneider actually earned $30,000. Please see the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation –Incentive Compensation” for more information beginning on page 16

(5)

There is no maximum amount payable for awards under the bonus plans applicable to Messers. Poole and Gehring. The amount set forth under “Target” is a representative amount which equals the amount that Messers. Poole and Gehring would have earned in 2007 based on GlobalSCAPE’s 2006 results. Please see the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation –Incentive Compensation” for more information.

(6)	Options vest over the three years following the grant date as long as the grantee is employed at GlobalSCAPE with 33% vesting at the end of years one and two, and 34% vesting at the end of year three.

Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for each of our former CEO, CFO and the remaining NEOs.

Name	% of Salary to Total Compensation	% of Annual Cash Incentive Payment to Total Compensation
Charles R. Poole	37.26	32.42

Jeff Gehring	22.42	76.52

Name	% of Salary to Total Compensation	% of Annual Cash Incentive Payment to Total Compensation
Bernard Schneider	50.08	11.01

Ellen Ohlenbusch	58.97	4.01

Tim Barton	65.22	1.58

Kelly E. Simmons	32.77	0.00

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE had an employment agreement with its former President and Chief Executive Officer, Charles R. Poole. The term of the agreement began on July 1, 2005 and continues until December 31, 2008, unless terminated earlier.  Mr. Poole’s employment agreement was terminated in connection with his retirement in March 2008.  Beginning in July 2005, Mr. Poole started receiving a bi-weekly base salary of $5,769.69, less $962.00 which is deposited into an investment account held in the Company’s name (the “Deferred Pay Account”). The bi-weekly base salary increases each July 1st beginning July 1, 2006 during the term of employment by $962.00, provided however that such increase will be deposited in the Deferred Pay Account. Amounts in the Deferred Pay Account earn 6% per annum and will be distributed to Mr. Poole on December 31, 2008, or upon Mr. Poole’s death, disability or termination of his employment due to a change in control. On a quarterly basis, following the completion of a quarterly review or annual audit, as applicable, of the Company’s most recently completed quarter, the Company pays a bonus equal to 2% of net income reflected on the Company’s operating statements for such completed quarter to Mr. Poole. If Mr. Poole’s employment is terminated prior to the end of the quarter, no bonus will accrue for the quarter. The Employment Agreement also provides for certain benefits related to group health, life and disability programs, participation in the Company’s 401(k) and any other retirement or savings plans made available to the Company’s other executives and officers, and the reimbursement of expenses related to the performance of his duties. If Mr. Poole’s employment is terminated prior to December 31, 2008, the circumstances of such termination will determine the nature and amount of any separation payments and funds to be paid from the Deferred Pay Account, including additional funds if a change in control takes place. Mr. Poole received a grant of 300,000 incentive stock options in connection with the Employment Agreement at $0.31 per share. The options vest 33% on each of the first and second anniversary of the grant date and 34% on the third anniversary of the grant. The options become fully vested and exercisable upon certain change in control events. The options expire on the 10th anniversary of the date of the grant. The Employment Agreement also contains customary covenants by Mr. Poole regarding assignment of inventions, confidentiality, non-competition and non-solicitation of employees and customers of the company. Mr. Poole retired in March 2008 but continues as a director of GlobalSCAPE.  Effective April 1, 2008, he became eligible for the compensation paid to our directors.  See “— Compensation of Directors” on page 25.

Under Mr. Poole’s option agreement, “Change of Control” means the occurrence of any of the following events:

(i)            any “person” as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, the Brown and Mann Joint Venture, a Texas General Partnership (“Brown and Mann Joint Venture”) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the Brown and Mann Joint Venture or Thomas W. Brown) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities;

(ii)           during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into any agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination by the Board for election by the stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)          the stockholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation (other than a merger, consolidation, or reorganization with any company owned directly or indirectly by the Brown and Mann Joint Venture or Thomas W. Brown or a merger, consolidation or reorganization which would result in the stockholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

(iv)          the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.  Notwithstanding anything to the contrary herein, a Change of Control shall not be deemed to occur as a result of an acquisition of Company securities or assets by the Brown and Mann Joint Venture, Thomas W. Brown, or any consolidation, merger or exchange of securities.

The following table sets forth the compensation that Mr. Poole would have received if his employment had been terminated on December 31, 2007:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	119,711	119,711	119,711	119,711	119,711
Options(1)	1,038,000	1,038,000	1,557,000	1,038,000	1,038,000
Total	1,157,711	1,157,711	1,676,711	1,157,711	1,157,711

(1)

The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2007 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited. Additionally, upon a change in control of GlobalSCAPE, all outstanding stock options will immediately become exercisable.

The following table sets forth the compensation that Mr. Gehring would have received if there had been a change of control on December 31, 2007:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	535,000	535,000	535,000	535,000	535,000
Total	535,000	535,000	535,000	535,000	535,000

(1)        The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2007 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

Mr. Schneider left the Company in September 2007 and would not have been entitled to any change of control payments on December 31, 2007.

The following table sets forth the compensation that Ms. Ohlenbusch would have received if there had been a change of control on December 31, 2007:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	78,666	78,666	236,000	78,666	78,666
Total	78,666	78,666	236,000	78,666	78,666

(1)        The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2007 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

Ms. Ohlenbush left full-time employment with the Company in February 2008 and currently is serving as an advisor to the Board of Directors.

The following table sets forth the compensation that Mr. Barton would have received if there had been a change of control on December 31, 2007:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	95,999	95,999	288,000	95,999	95,999
Total	95,999	95,999	288,000	95,999	95,999

(1)        The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2007 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

The following table sets forth the compensation that Mr. Simmons would have received if there had been a change of control on December 31, 2007:

Termination and Change in Control Payments Table

Type of Benefit	Before Change in Control Termination w/o Cause or w/Cause ($)	Termination Upon Death or Disability ($)	After Change in Control Termination w/o Cause ($)	Voluntary Termination ($)	Death / Disability ($)
Deferred Compensation	0	0	0	0	0
Options(1)	0	0	187,500	0	0
Total	0	0	0	0	0

(1)        The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2007 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

Outstanding Equity Awards At Fiscal-Year End

The table below contains certain information concerning outstanding option awards at December 31, 2007 for our named executive officers.  None of the named executive officers had outstanding stock awards at December 31, 2007.

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date
Charles R. Poole	200,000	100,000	0.31	2015
Jeff Gehring	100,000	—	0.15	2014
Bernard Schneider	—	—	—	—
Ellen Ohlenbusch	33,333	66,667	3.14	2016
Tim Barton	33,333	66,667	2.62	2016
Kelly E. Simmons	—	150,000	4.25	2017

Option Exercises And Stock Vested

The table below contains certain information concerning exercises of stock options and other stock awards during the fiscal year ended December 31, 2007, by our named executive officers.

OPTION AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($ )(1)
Charles R. Poole	150,000	1,092,000
Bernard Schneider	66,667	97,000

(1)        The value realized on exercise is the aggregate excess over the fair market value of the option at the time of the exercise and the grant price of the option times the number of options exercised.

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans and none of the named executive officer’s contribute to such a plan.

Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans other than the non-qualified deferred compensation arrangement for Mr. Poole pursuant to his employment agreement, which is described under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”  The following table sets forth certain information regarding Mr. Poole’s deferred compensation:

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
Charles R. Poole	62,049	0	5,380	0	119,711

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings. Prior to December 2006, our Board of Directors made all executive compensation decisions. In December 2006, the Board formed a Compensation Committee consisting of Messers. Mann, Morgan and Renfro, all of whom are “independent” as currently defined by the Securities and Exchange Commission and the listing standards of the American Stock Exchange.

During 2005, none of our directors were compensated for their service as directors of GlobalSCAPE. In 2006, with the addition of two new Board members, Messers. Morgan and Renfro, we began to compensate our non-employee directors. In 2007, each of our non-employee directors received an option grant of 20,000 shares of our common stock under the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2006 Directors Plan.  Under this plan, a maximum of 500,000 shares of GlobalSCAPE common stock may be awarded.  At April 14, 2008, options to purchase a total of 160,000 shares were outstanding of which 80,000 were vested at April 14, 2008.  The 2006 Directors Plan is administered by the Compensation Committee of the Board of Directors which will set the exercise price, term and other conditions applicable to each stock option granted under the Plan.  If options, as opposed to shares, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee.  The 2006 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following GlobalSCAPE’s annual stockholder’s meeting, each non-employee director shall be granted or issued awards of 20,000 shares of GlobalSCAPE common stock, for participation in Board and Committee meetings during the previous calendar year. The maximum annual award for any one person is 20,000 shares of GlobalSCAPE common stock.

In addition to grants under the 2006 Directors Plan, each director other than Mr. Poole earned a quarterly fee of $3,000.  Mr. Renfro also receives an additional fee of $1,000 per quarter for serving as chairman of the Audit Committee. The fees earned in the fourth quarter of 2007 were paid in January 2008.

In 2008, the annual compensation for Directors will be $60,000 for the Chairman of the Board of Directors, and $48,000 for each director other than the Chairman. In addition, each director will be awarded 20,000 stock options after the Annual Meeting. Of Stockholders.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2007 that GlobalSCAPE paid to each director.  GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors; therefore, these columns have been omitted from the following table.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation(3)	Total
	($)	($)	($)	($)

Thomas W. Brown	9,000	36,080	2,753	47,833
David L. Mann	9,000	36,080		45,080
Frank M. Morgan	9,000	36,080		45,080
Phillip M. Renfro	12,000	36,080	3,718	51,798

(1)                       This column represents the amounts paid in cash to each director.

(2)                       The amounts in this column represent the dollar amount recognized for financial statement purposes for the years ended December 31, 2007, computed in accordance with FAS 123R, and thus includes amounts from awards granted prior to 2007.  See notes 1, 8 and 9 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2008 for the discussion of all assumptions made in the calculation of this amount set forth elsewhere in this proxy.  The grant date fair value of these awards computed in accordance with FAS 123R was $192,424.

(3)                       Consists of premiums on health and dental insurance

The table below contains certain information concerning outstanding option awards at December 31, 2007 for each of the directors.  None of the named directors had outstanding stock awards at December 31, 2007.

Outstanding Equity Awards at Fiscal-Year End Table

Name	Option Awards

Thomas W. Brown	40,000
David L. Mann	40,000
Frank M. Morgan	40,000
Phillip M. Renfro	40,000

Separate option awards of 20,000 were granted to each Director above in both 2006 and 2007. The options awarded in 2006 have vested and the options awarded in 2007 will vest in June 2008.

PROPOSAL TWO
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has selected PMB Helin Donovan, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  Although stockholder ratification is not required, the Board of Directors has directed that the selection of PMB Helin Donovan, LLP be submitted to the stockholders for ratification at the annual meeting.  PMB Helin Donovan, LLP provided audit services to GlobalSCAPE for the years ended December 31, 2004, 2005, 2006 and 2007.  A representative of PMB Helin Donovan, LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

In connection with the audits of GlobalSCAPE for the last three fiscal years, there were no disagreements with PMB Helin Donovan, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures, which if not resolved to the satisfaction of PMB Helin Donovan, LLP would have caused PMB Helin Donovan, LLP to make reference to the subject matter of the disagreement(s) in connection with its reports.  Also, during the relevant period there were no reportable events as described in Item 304(a)(i)(v) of the SEC’s Regulation S-K.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of PMB Helin Donovan, LLP.  In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year.  Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PMB HELIN DONOVAN, LLP AS INDEPENDENT PUBLIC AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees.  The aggregate fees billed for professional services rendered by PMB Helin Donovan, LLP for the audit of GlobalSCAPE’s annual financial statements for the years ended December 31, 2007 and December 31, 2006, for the audit of GlobalSCAPE’s internal controls over financial reporting for the years ended December 31, 2007 and December 31, 2006, and the reviews of the condensed financial statements included in GlobalSCAPE’s quarterly reports on Form 10-Q for the years ended December 31, 2007 and December 31, 2006, were $68,650 and $70,000, respectively.

Audit-Related Fees.  The aggregate fees billed by PMB Helin Donovan, LLP for assurance and related services that were reasonably related to the performance of the audit or review of GlobalSCAPE’s financial statements and are not reported in “audit fees” above, for the years ended December 31, 2007 and December 31, 2006, were $11,977 and $50,327, respectively.  The fees in 2007 were for services associated with S-1 and S-8 registration statements in relation to GlobalSCAPE’s registration statement on Form S-1 which became effective on April 16, 2007. The fees in 2006 were for services provided by PMB Helin Donovan related to the audit of Availl, Inc. for the year ended 2006 and for the review of Availl, Inc. financial statements during interim periods in 2006, and for work through the end of 2006 in relation to GlobalSCAPE’s registration statement on Form S-1 which became effective on April 16, 2007.

All Other Fees.  There were no aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by PMB Helin Donovan, LLP during the years ended December 31, 2007 or December 31, 2006.

Consideration of Non-Audit Services Provided by the Independent Auditors.  The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining PMB Helin Donovan, LLP’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging independent auditors to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles, to perform an independent audit of GlobalSCAPE’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of (i) the integrity of GlobalSCAPE’s financial statements, (ii) GlobalSCAPE’s independent auditors’ qualifications and independence, (iii) the performance of GlobalSCAPE’s independent auditors and (iv) GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that GlobalSCAPE’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended.

In addition, the Committee discussed with the independent auditors the auditors’ independence from GlobalSCAPE and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee also discussed with GlobalSCAPE’s independent auditors the overall scope and plans for their respective audit. The Committee met the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of GlobalSCAPE’s internal controls, and the overall quality of GlobalSCAPE’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the audited financial statements that were included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder ratification, the selection of GlobalSCAPE’s independent auditors for fiscal year 2008.

This report is submitted by the members of the Audit Committee.

Phillip M. Renfro, Chairman

David L. Mann

Frank M. Morgan

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to include a proposal in our Proxy Statement for the 2008 Annual Meeting of Stockholders must submit their proposal so that the Secretary receives it no later than the close of business on December 15, 2007.  Any proposal received after December 15, 2007 is considered untimely.  The Securities and Exchange Commission rules set forth standards as to which stockholder proposals are required to be included in a proxy statement.  Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for a meeting of the stockholders other than a regularly scheduled annual meeting, the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

Under our Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting.  A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting must submit written notice of such nomination or proposal so that the Secretary receives it not less than 60 days (which for the 2008 meeting would be April 4, 2008) nor more than 90 days (which for the 2008 meeting would be March 5, 2008) prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of our next annual meeting is changed by more than 30 days from what is currently contemplated (which for the 2008 meeting would be June 5, 2008), stockholder proposals must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.  Our Bylaws set forth certain informational requirements for stockholders’ nominations of directors and proposals.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly and special reports and other information with the SEC.  You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330.  The SEC also maintains an Internet site that contains all of these reports and other information regarding our company and other issuers that file electronically with the SEC at http://www.sec.gov.  We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly and special reports, proxy statements and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2007, by writing or telephoning GlobalSCAPE at the following address:

Chief Financial Officer

GlobalSCAPE, Inc.

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting.  However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Kelly E. Simmons
President, Chief Financial Officer
and Secretary

GLOBALSCAPE, INC.

PROXY FOR

ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of GlobalSCAPE, Inc., a Delaware corporation (“GlobalSCAPE”), hereby appoints Thomas W. Brown and Kelly E. Simmons, or either of them, as proxies, each with power to act without the other and with full power of substitution, on behalf of the undersigned to vote the number of shares of Common Stock of GlobalSCAPE that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held on Friday, June 5, 2008 at 9:00 a.m. Central Time, at the offices of GlobalSCAPE, 4500 Lockhill-Selma Road, Suite 150, Shavano Park, Texas 78249 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE; FOR RATIFICATION OF PMB HELIN DONOVAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ALL OTHER MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

(Continued and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

(1)	Proposal to approve the election of the following nominee for membership on the Company’s Board of Directors:

			FOR	WITHHOLD

	01	David L. Mann	☐	☐

To serve until the expiration of his term in 2011, or until his successor is duly elected and qualified.

		FOR	AGAINST	ABSTAIN

(2)	Proposal to ratify the appointment of PMB Helin Donovan, LLP as independent Registered Public Accounting Firm for fiscal year ending December 31, 2008.	☐	☐	☐

(3)	In the discretion of the proxies on any other matters that may properly come before the Meeting or any adjournments thereof, including without limitation, a vote to adjourn or postpone the meeting.

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

Signature	Signature	Date	, 2008

Please date this proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. All joint holders must sign.

FOLD AND DETACH HERE

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